Exhibit 3.1

DATED: MARCH 3, 2017

SECOND RESTATED

BYLAWS

OF

XG SCIENCES, INC.

ARTICLE I

Offices

1.1           Registered Office. The registered office of the Corporation shall be as specified in the Articles of Incorporation or such other place as determined by the Board of Directors effective upon the Corporation filing a statement in accordance with the Michigan Business Corporation Act. The Corporation shall keep records containing the names and addresses of all shareholders, the number, class and series of shares held by each, and the dates when they respectively became holders of record, at the Corporation’s registered office or at the office of its transfer agent in or outside the State of Michigan.

1.2           Other Offices. The business of the Corporation may be transacted in such locations other than the registered office, within or outside the State of Michigan, as the Board of Directors may from time to time determine, or as the business of the Corporation may require.

ARTICLE II

2.1           Shares of Capital Stock Certificated and Uncertificated Shares. The Board of Directors, in its sole discretion, may authorize the issuance of some or all of any class or series of the Corporation’s capital stock with or without certificates representing such shares. An authorization to issue capital stock without certificates shall not affect capital stock already represented by certificates until such certificates are surrendered to the Corporation. Within a reasonable time after the issuance or transfer of capital stock without certificates, the Corporation shall send the shareholder a written statement of the information required on certificates under the Michigan Business Corporation Act. Certificates representing shares of the Corporation’s capital stock may be issued and if issued shall be in such form as approved by the President or other authorized officer of the Corporation. Certificates shall be signed by the Chairman of the Board of Directors, Vice-Chairman of the Board of Directors, President or a Vice-President and may also be signed by another officer of the Corporation. Certificates may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers may be facsimiles and may be attached by the officers or their respective agents, including the Corporation’s transfer agent. The Corporation’s records containing the names and addresses of all shareholders, the number, class and series of shares held by each, and the date when they respectively became holders of record thereof, shall be final and binding upon the shareholders and their successors and assigns for purposes of determining the identity and location of each shareholder, the number, class and series of capital stock held by each shareholder, the date when they respectively became holders of record, and other relevant matters. In these Bylaws, the term “capital stock” means the Corporation’s outstanding: (i) common stock, and (ii) preferred stock, including convertible preferred stock of any series.

2.2           Transfer of Shares. Transfers of shares of capital stock of the Corporation shall be made on the books of the Corporation by the Corporation, by the Corporation’s transfer agent, or by an attorney lawfully appointed in writing, in each case after receipt of a request with proper evidence of authority to transfer from the record holder of such stock, and in the case of capital stock represented by a certificate, upon surrender of the certificate duly endorsed or accompanied by proper evidence of transfer. Subject to the foregoing and the other provisions of these Bylaws, the Board of Directors shall have power and authority to adopt resolutions as it shall deem necessary or appropriate concerning the issuance, transfer, and registration of shares of capital stock of the Corporation, and to appoint and remove or delegate the authority to appoint and remove transfer agents.

2.3           Lost or Destroyed Certificates. In the event of loss or destruction of stock certificates, new certificates shall be issued only upon proof of loss or destruction by affidavit by the registered holder and approval by the Board of Directors or the Corporation’s transfer agent, who may require a bond of indemnity in a form satisfactory to either of them as a condition thereof.

2.4           Fixing of Record Date. For the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment of a meeting, the Board of Directors may fix a record date which shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors. The date shall be not more than sixty (60) nor less than ten (10) days before the date of the meeting. If a record date is not fixed, the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or if no notice is given, the day next preceding the day on which the meeting is held. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this section, the determination applies to any adjournment of the meeting, unless the Board of Directors fixes a new record date under this section for the adjourned meeting.

For the purpose of determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, the Board of Directors may fix a record date which shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors and shall not be more than ten (10) days after the Board resolution. If a record date is not fixed and prior action by the Board of Directors is required with respect to the corporate action to be taken without a meeting, the record date shall be the close of business on the day on which the resolution of the Board is adopted. If a record date is not fixed and prior action by the Board is not required, the record date shall be the first date on which a signed written consent is delivered to the Corporation pursuant to Section 407 of the Michigan Business Corporation Act, as amended, or any successor provision.

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For the purpose of determining shareholders entitled to receive payment of a share dividend or distribution, or allotment of a right, or for the purpose of any other action, the Board of Directors may fix a record date which shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors. The date shall not be more than sixty (60) days before the payment of the share dividend or distribution or allotment of a right or other action. If a record date is not fixed, the record date shall be the close of business on the day on which the resolution of the Board of Directors relating to the corporate action is adopted. Only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend or distribution or allotment of rights, as the case may be, notwithstanding the transfer of any shares on the books of the Corporation after the record date.

2.5           Dividends. The Board of Directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE III

Shareholders

3.1           Annual Meeting. The annual meeting of the shareholders shall be held at a time and place designated by the Board of Directors. The purpose of the annual meeting shall be to elect Directors, and to transact such other business as may come before the meeting.

3.2           Special Meeting. Special meetings of the shareholders may be called by the President or Secretary and shall be called by either of them on the request in writing of the Board of Directors or shareholders of record holding shares that would be entitled to cast 25% or more of the votes at the meeting, but a quorum as defined in Section 3.4 is required for the shareholders to do business at a special meeting.

3.3           Notice of Meeting. Notice of the time, place if any, and purpose of any shareholders' meeting shall be given to each shareholder of record entitled to vote at the meeting, either personally, by mail, or by electronic transmission, not less than ten (10) days nor more than sixty (60) days before the meeting. If mailed, notice shall be deemed given by depositing the same in a post office box, postage prepaid, and addressed to the last-known address of such shareholder. If notice is given by electronic transmission, the notice is given when electronically transmitted to the shareholder entitled to the notice in a manner authorized by the shareholder.

3.4           Quorum of Shareholders. Except as hereinafter provided and as otherwise provided by law, at any meeting of the shareholders, shares entitled to cast a majority of the votes at the meeting, represented by shareholders of record in person or by proxy, shall constitute a quorum. The shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Less interest than a quorum may adjourn any meeting.

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3.5           Voting. Unless otherwise provided in the Articles of Incorporation, each outstanding share of common stock is entitled to one vote on each matter submitted to a vote. All other classes of capital stock shall have the voting rights as set forth in the Articles of Incorporation. A vote may be cast either orally or in writing. When an action, other than the election of Directors, is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares of capital stock entitled to vote thereon, unless a greater plurality is required by the Articles of Incorporation or by law. Except as otherwise provided by the Articles of Incorporation, the Directors shall be elected by a plurality of the votes cast at an election of Directors.

3.6           Voting Lists. The Corporation’s officer or agent having charge of its stock transfer books shall make and certify a complete list of the shareholders entitled to vote at a shareholders’ meeting or any adjournment thereof, which list shall be arranged alphabetically within each class and series, and shall show the address of and number of shares of capital stock held by each shareholder. The list shall be produced at the time and place of the meeting of shareholders and be subject to inspection by any shareholder during the entire meeting. The list shall be prima facie evidence as to who are the shareholders entitled to examine the list or to vote at the meeting. If the meeting is held solely by means of remote communication, then the list shall be open to the examination of any shareholder during the entire meeting by posting the list on a reasonably accessible electronic network and the information required to access the list shall be provided with the notice of the meeting. If for any reason the requirements with respect to the shareholder list specified in this Section 3.6 have not been complied with, any shareholder, either in person or by proxy, who in good faith challenges the existence of sufficient votes to carry any action at the meeting, may demand that the meeting be adjourned and the same shall be adjourned until the requirements are complied with; provided however, that failure to comply with such requirements does not affect the validity of any action taken at the meeting before such demand is made.

3.7          Inspector of Elections. The Board of Directors may, in advance of a meeting of shareholders, appoint one or more inspectors to act at a shareholders’ meeting or any adjournment thereof. If inspectors are not so appointed or an appointed inspector fails to appear or act, the person presiding at the meeting of shareholders may and, on request of a shareholder present in person or by proxy and entitled to vote thereat, shall appoint one or more persons to fill such vacancy or vacancies, or to act as inspector. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or a shareholder entitled to vote thereat, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them. The report is prima facie evidence of the facts stated and of the vote as certified by the inspectors.

3.8           Proxies.

(a)            A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize other persons to act for him or her by proxy.

(b)            A proxy is not valid after the expiration of three years from its date unless otherwise provided in the proxy.

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(c)            Without limiting the manner in which a shareholder may authorize another person or persons to act for him or her as proxy pursuant to subsection (a) of this section, the following methods constitute a valid means by which a shareholder may grant authority to another person to act as proxy:

(1)         The execution of a writing authorizing another person or persons to act for the shareholder as proxy. Execution may be accomplished by the shareholder or by an authorized officer, director, employee, or agent signing the writing or causing his or her signature to be affixed to the writing by any reasonable means including, but not limited to, facsimile signature.

(2)         Transmitting or authorizing the transmission of an email or other electronic transmission permitted by the Michigan Business Corporation Act to the person who will hold the proxy or to a proxy solicitation firm, proxy support service organization, or similar agent fully authorized by the person who will hold the proxy to receive that transmission. Any email or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the email or other electronic transmission was authorized by the shareholder. If an email or other electronic transmission is determined to be valid, the inspectors, or, if there are no inspectors, the persons making the determination shall specify the information upon which they relied.

(d)            A copy, facsimile telecommunication, or other reliable reproduction of the writing or transmission created pursuant to subsection (c) of this section may be substituted or used in lieu of the original writing or transmission for any purpose for which the original writing or transmission could be used, if the copy, facsimile telecommunication, or other reproduction is a complete reproduction of the entire original writing or transmission.

3.9           Waiver of Notice. Attendance of a person at a meeting of shareholders, in person or by proxy, constitutes a waiver of notice of the meeting, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

3.10         Consent in Writing. Any action required or permitted to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares of capital stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares of capital stock entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the Corporation. Delivery shall be to the Corporation's registered office, its principal place of business, or an officer or agent of the Corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If corporate action is taken without a meeting by less than unanimous written consent in accordance with this paragraph, the Corporation must provide prompt notice of the action to shareholders who both: (i) would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting, and (ii) did not consent to the action in writing. An electronic transmission consenting to an action must comply with Section 407(3) of the Michigan Business Corporation Act.

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3.11         Electronic Meetings. A shareholder may participate in a meeting of the shareholders (at which the shareholder is entitled to vote) by means of conference telephone or similar communications equipment only if: (i) the shareholder makes a request to the Board of Directors to participate by means of conference telephone or similar communications equipment, and (ii) the Board of Directors approves the shareholder’s request to participate by means of conference telephone or similar communications equipment. If the Board of Directors approves a shareholder’s request, then the communications equipment must be such that all persons participating in the meeting can communicate with each other. All participants shall be advised of the communications equipment and the names of the participants in the conference shall be divulged to all participants. Participation in a meeting pursuant to this Section shall constitute presence in person at the meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, the Board of Directors may hold a meeting of shareholders conducted solely by means of remote communication.

3.12         Conduct of Meetings. At each meeting of shareholders, a chair shall preside. In the absence of a specific selection by the Board of Directors, the chair shall be the chairperson of the Board. The chair shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting that are fair to shareholders. The chair of the meeting shall announce at the meeting when the polls close for each matter voted on. If no announcement is made, the polls shall be deemed to have closed on the meeting's final adjournment. After the polls close, no ballots, proxies, or votes, nor any revocations or changes to them, may be accepted.

ARTICLE IV

Board of Directors

4.1           Number, Term, and Qualifications. The business and affairs of the Corporation shall be managed by its Board of Directors. The number of Directors on the Board of Directors shall be not less than five (5) and not more than nine (9), and shall initially be seven (7) Directors. The number of Directors, including the minimum and maximum number of Directors, may be changed from time to time, as determined by the Board of Directors or shareholders of the Corporation. A Director need not be a shareholder. Each Director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his resignation or removal.

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4.2           Meetings. Regular meetings of the Board of Directors shall be held either with or without notice, at such times and such places as any of the Directors may by resolution from time to time determine. Special meetings of the Board of Directors shall be held whenever called by the President; or when the President shall be required to call a special meeting upon the written request, either in writing or by electronic transmission, by any Director. Due notice of any special meeting, which may be waived, shall be given by the Secretary, either personally, by electronic transmission, or in writing, not later than twenty-four (24) hours preceding the meeting. A Director's attendance at, or participation in, a meeting constitutes a waiver of notice of the meeting, except where, at the beginning of the meeting or upon his arrival, the Director objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting. A Director may participate in a regular or special meeting by means of conference telephone or other means of remote communication, which participation constitutes presence in person, through which all persons participating in the meeting can communicate with other participants.

4.3           Quorum. A majority of the members of the Board of Directors then in office, or of the members of a committee thereof, constitutes a quorum for the transaction of business. If a quorum is not present at a meeting of the Board of Directors, then the Directors present may adjourn the meeting from time to time until a quorum is present and to another place without notice other than announcement at the meeting.

4.4           Voting. The vote of the majority of members present at a meeting in person or by Director Proxy, at which a quorum is present, constitutes the action of the Board of Directors or of the committee.

4.5           Vacancies. Vacancies in the Board of Directors, including a vacancy resulting from an increase in the number of Directors, may be filled by either the shareholders or the Directors. If the Directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all Directors remaining in office.

4.6           Action Without a Meeting. Action may be taken by the Board of Directors or a committee thereof without a meeting if, before or after the action, all members of the Board of Directors then in office or of the committee consent thereto in writing. The written consent shall be filed with the minutes of the proceedings of the Board of Directors or committee and shall have the same effect as a vote of the Board of Directors or such committee for all purposes.

4.7           Removal of Directors. A Director or the entire Board of Directors may be removed, with or without cause, by vote of the holders of a majority of the shares of capital stock entitled to vote at an election of Directors, subject to the requirements of any shareholder agreement or voting agreement then in effect with respect to the removal of Directors.

4.8           Electronic Meetings. The Board of Directors or any committee designated by the Board of Directors may participate in a meeting of such Board, or committee, by means of conference telephone or similar communications equipment by means, of which all persons participating in the meeting can communicate with each other. Participation in a meeting pursuant to this Section shall constitute presence in person at the meeting.

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4.9           Director Proxies.

(a)          The Board of Directors may, from time to time, in its sole discretion, authorize a "corporate director" that is entitled to vote at a meeting of the Board of Directors (an "Authorized Director") to appoint another person to act for him or her by proxy or power of attorney (collectively, a "Director Proxy").

(b)          A Director Proxy shall be valid for such period of time or for such meeting or meetings, as designated by the Board of Directors in its authorizing resolution.

(c)          The following methods constitute valid means by which an Authorized Director may grant authority to another person to act as proxy or power of attorney:

(1)         The execution and delivery of a writing authorizing another person to act for an Authorized Director as proxy or power of attorney. Execution may be accomplished by an Authorized Director signing the writing or causing his or her signature to be affixed to the writing by any reasonable means including, but not limited to, facsimile signature or an electronic signature.

(2)         Transmitting or authorizing the transmission of the written Director Proxy by an email or other means of electronic transmission permitted by the Michigan Business Corporation Act to the person who will hold the Director Proxy. Any email or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the email or other electronic transmission was authorized by the Authorized Director.

(d)          A copy, facsimile telecommunication, PDF or other reliable reproduction of the writing or transmission created pursuant to subsection (c) of this section may be substituted or used in lieu of the original writing or transmission for any purpose for which the original writing or transmission could be used, if the copy, facsimile telecommunication, PDF, or other reproduction is a complete reproduction of the entire original writing or transmission.

(e)          A Director Proxy shall be submitted to the Secretary of the Corporation, with a carbon copy to the Chairman of the Board, a reasonable time prior to the meeting of the Board of Directors at which it will be used, for a determination by the Board of Directors of its validity and effect.

(f)          For purposes of this Section 4.9, a "corporate director" shall mean a director who is appointed as representative of a specific Corporation shareholder or group of shareholders as reflected in a voting agreement entered into by the Corporation and the shareholders.

4.10         Committees. The Board of Directors may designate one or more committees as it deems appropriate and such committees shall exercise the authority delegated to them. Unless otherwise limited by these Bylaws, all committees shall consist of such number of persons, who may include both Directors and persons who are not Directors, shall perform such duties, and shall serve such terms of office, as the Board of Directors shall determine.

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ARTICLE V

Officers

5.1           Officers. The officers of this Corporation shall consist of a Chief Executive Officer, President, a Secretary, a Treasurer, and if desired, a Chairman of the Board and one or more Vice Presidents, who shall be elected by the Board of Directors at the annual meeting held immediately after the adjournment of the regular annual meeting of the shareholders. The Board of Directors may also appoint such other officers and agents as they shall deem necessary for the transaction of business of the Corporation. An officer shall hold office for the term for which he is elected or appointed and until his successor is elected or appointed and qualified, or until his resignation or removal. Two or more offices may be held by the same person, but an officer shall not execute, acknowledge or verify an instrument in more than one capacity, if the instrument is required by law, or the Articles of Incorporation, or these Bylaws, to be executed and acknowledged or verified by two or more officers. An officer need not be a Director.

5.2           Duties of Officers. The officers of the Corporation shall be charged with such duties and authority as usually appertains to such offices in a Corporation, except that said duties may be varied or added to by the Board of Directors.

5.3           Removal of Officers and Agents. Any officer or agent may be removed by the Board of Directors whenever in its judgment the business interests of the Corporation will be served thereby.

ARTICLE VI

Fiscal Year

6.1           Fiscal Year. The Corporation's fiscal year shall be as determined from time to time by the Board of Directors.

ARTICLE VII

Indemnification

7.1           Right of Indemnification. Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors as an employee or agent of the Corporation, or as a director, officer, employee or agent of another corporation (whether for profit or not), partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the Michigan Business Corporation Act or any other applicable laws as presently or hereafter in effect.

7.2           Non-Exclusivity of Rights. The right to indemnification conferred in this article shall not be exclusive of any right that any person may have or acquire under any statute, provision of the articles of incorporation, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

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7.3           Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

7.4           Amendment. If the Corporation repeals, amends or modifies this Article VII, it shall not affect any right or protection existing at the time of such repeal, amendment or modification.

ARTICLE VIII

Amendments

8.1           Amendments. These Bylaws may be altered or amended by a vote of the shareholders or the Board of Directors. Amendment of the Bylaws by the Board of Directors requires the vote of not less than a majority of the members of the Board of Directors then in office.

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